Exhibit 10.2
FORM OF AUTONATION, INC.
STOCK UNIT AWARDS AGREEMENT

THIS STOCK UNIT AWARDS AGREEMENT (this “Agreement”) is entered into as of _____, ____ (the “Date of Grant”), by and between the Company and ___________ (the “Participant”) who accepts the Awards of the Restricted Stock Units (the “RSUs”) and the three-year performance-based Restricted Stock Units (the “PSUs”) made hereby, and agrees to be bound by this Agreement.
RECITALS
A.The Company has established the AutoNation, Inc. 2017 Employee Equity and Incentive Plan (the “Plan”) in order to provide valued employees of the Company incentives to create and maintain long-term stockholder value; and
B.The Compensation Committee of the Board of Directors of the Company has approved the grant to the Participant of RSUs and PSUs on the terms and conditions set forth in this Agreement.
TERMS OF AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
1.Definitions and Schedules. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan. In addition, terms in respect of these Awards that are not addressed in this Agreement shall be set forth on one or more Schedules attached hereto.
2.Award of RSUs and PSUs Pursuant to Plan. Subject to the terms and conditions, including the restrictions and risk of forfeiture, set forth herein and in the Plan, the Participant is hereby granted under the Plan, as of the Date of Grant, an Award of RSUs and two (2) grants of PSUs, the number of each of which is set forth for the Participant on the BOL System under the Grant Information tab (for the Date of Grant) and on the applicable Schedule attached hereto.
3.Number of Shares. The Company will establish a bookkeeping account to reflect the number of shares of Stock that are subject to each of the Participant’s Awards. The Participant shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any shares of Stock subject to each of the Participant’s Awards unless and until the shares have been delivered in accordance with Section 7 of this Agreement.
4.Vesting.
(a)    RSUs Grant 1 – Except as otherwise provided in Section 5 of this Agreement or in the Plan, the RSUs shall become vested on the applicable vesting date set forth on Schedule 1, subject to the Participant’s continued employment with the Company, its Subsidiaries or its Affiliates, through such vesting date.
(b)    PSUs. Except as otherwise provided in Section 5 of this Agreement or in the Plan:
(i)    Grant 2 – the PSUs in respect of this Grant 2 shall be earned based on the achievement of the Performance Goal set forth on Schedule 2 attached hereto and become vested on the date that the Board certifies the level at which such Performance Goal has been achieved, subject to the Participant’s continued employment with the Company, its Subsidiaries or its Affiliates through the end of the Performance Period set forth on such Schedule. If the Performance Goal set forth on Schedule 2 is not achieved, the PSUs in respect of this Grant 2 shall be immediately forfeited.
(ii)    Grant 3 – the PSUs in respect of this Grant 3 shall be earned based on the achievement of the Performance Goal set forth on Schedule 3 attached hereto and become vested on the date the Board certifies the level at which such Performance Goal has been achieved, subject to the Participant’s continued employment with the Company, its Subsidiaries or its Affiliates through the end of the Performance Period set forth on such Schedule. If the Performance Goal set forth on Schedule 3 is not achieved, the PSUs in respect of this Grant 3 shall be immediately forfeited.
(c)    Without limiting the generality of the foregoing, the Board may exercise negative discretion in respect of the final determination of each Award as set forth on each Schedule to the extent the Board determines such adjustment to be equitable in good faith.
5.Termination of Employment. Except as set forth in this Section 5 or as may otherwise be provided in a written employment agreement with the Participant (if applicable), upon the Participant’s termination of employment for any reason, any RSUs or PSUs that have not been earned or that have not become vested, in each case in accordance with the applicable Schedule, shall be immediately forfeited. Notwithstanding the foregoing, the following provisions shall apply to the Awards:
(a)    Termination of Employment for Cause. Upon the termination of the Participant’s employment for Cause by the Company, its Subsidiaries or its Affiliates, this Agreement shall terminate and all rights of the Participant with respect to all RSUs or PSUs that have not been settled shall immediately terminate. The RSUs and PSUs shall be forfeited without payment of any consideration, and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs or PSUs.
(b)    Qualifying Termination of Employment.
(i)    [Termination of Employment without Cause or Resignation for Good Reason. Upon the termination of the Participant’s employment with the Company, its Subsidiaries or its Affiliates thereof without Cause, or upon the Participant’s resignation from the Company, its Subsidiaries or its Affiliates thereof for Good Reason, and provided that the Participant executes a reasonable and mutually acceptable severance agreement with the Company that includes a release of the Company, a covenant not to compete for one-year and non-solicitation, confidentiality and non-disparagement covenants for five years (the “Separation Agreement”), the Participant shall immediately vest in full in the RSUs and in a pro-rated portion of the PSUs, subject to the achievement of the Performance Goal as set forth on the applicable Schedule and the immediately following sentence. The pro-rated portion of the PSUs shall continue to vest only if the Participant fully complies with any non-compete, non-solicitation, confidentiality, non-disparagement and other restrictive covenants set forth in the Separation Agreement. The Board shall determine whether the Participant has complied with such restrictive covenants. Any portion of the PSUs that do not vest in accordance with the foregoing shall automatically be forfeited. For purposes of the foregoing, the pro-rated portion of the PSUs shall equal the number of full months in the Performance Period during which the Participant was employed by the Company, its Subsidiaries or its Affiliates divided by thirty-six (36). For purposes of this subsection, a resignation for Good Reason shall be defined as a resignation within a reasonable period of time following a material decrease in compensation, a material change in duties or responsibilities and/or a relocation of the Participant’s place of employment of more than 50 miles, which reason has not been cured within 10 days of notice by the Participant to the Company.]1
(ii)    Death – RSUs and PSUs. Upon the termination of the Participant’s employment with the Company, its Subsidiaries or its Affiliates thereof on account of death, the Participant shall immediately vest in full in the RSUs and shall continue to vest in the PSUs (as if the
1 For awards made to Gianluca Camplone.

Participant’s employment had not been terminated), subject to the achievement of the Performance Goals as set forth on the applicable Schedule and the immediately following sentence. Any portion of the PSUs that does not vest in accordance with the foregoing shall automatically be forfeited.
(iii)    Disability and Retirement – RSUs and PSUs. Upon the termination of the Participant’s employment with the Company, its Subsidiaries or its Affiliates thereof (i) due to Disability or (ii) by the Participant due to Retirement, the Participant shall continue to vest (as if the Participant’s employment had not been terminated) in the RSUs and the PSUs, subject to the achievement of the Performance Goals as set forth on the applicable Schedule and the immediately following sentence. The RSUs and the PSUs shall continue to vest only if the Participant fully complies with any non-compete, non-disparagement, confidentiality and other restrictive covenants set forth in any agreement entered into between the Participant and the Company or its Subsidiaries or its Affiliates from time to time (including, but not limited to any Restrictive Covenants and Confidentiality Agreement entered into between the Participant and the Company) determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while the Awards are outstanding. The Board shall determine whether the Participant has complied with such restrictive covenants. Any portion of the RSUs or PSUs that does not vest in accordance with the foregoing shall automatically be forfeited.
6.Dividend Equivalents. On each date on which a dividend is paid with respect to shares of Stock, dividend equivalents shall be credited hereunder in respect of the shares subject to the Awards. Such dividend equivalents shall be credited as a number of additional RSUs or PSUs equal to (i) the aggregate amount or value of the dividends paid with respect to that number of shares equal to the number of shares subject to such Award on the record date of such dividend, divided by (ii) the Fair Market Value per share on the payment date for such dividend. Such additional RSUs or PSUs shall be subject to all the terms and conditions of this Agreement and shall vest at the same time that the related Award vests, and the shares subject to such additional RSUs or PSUs shall be distributed only upon the distribution of the underlying shares with respect to which the dividend equivalents were granted.
7.Payment.
(a)    RSU Payment. The Company shall deliver to the Participant either, in its sole and absolute discretion (a) a number of shares of Stock equal to the number of vested shares subject to the RSU Award, including dividend equivalents credited with respect to such shares, or (b) an amount of cash equal to the Fair Market Value of such shares on the date of the distribution, in either case, on or as soon as administratively practical following the date of vesting of the applicable portion of the total RSUs pursuant to the terms hereof (and in all events within thirty (30) days of the vesting date).
(b)    PSU Payment. The Company shall deliver to the Participant either, in its sole and absolute discretion (a) a number of shares of Stock equal to the number of shares of Stock earned and vested with respect to each applicable PSU Award, including dividend equivalents credited with respect to such shares, or (b) an amount of cash equal to the Fair Market Value of such shares on the date of the distribution, in either case, on or as soon as administratively practical following expiration of the applicable Performance Period (and in all events within seventy-five (75) days thereof).
8.Participant Bound by Terms of Plan. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms, conditions and provisions thereof.
9.Withholding. The Company is authorized to withhold from these Awards, any payment relating to the Award, including from a distribution of Stock, or any other payment to the Participant, amounts of withholding and other taxes due in connection with any transaction involving the Award, and to take such other action as the Company may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to these Awards. This authority shall include the authority to withhold or receive Stock or other property in an amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligations.
10.Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
11.Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
12.Notices. All notices, requests, demands, claims and other communications by the Participant with respect to this Award shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following address (or to such other addresses or telecopy numbers which the Company shall designate in writing to the Participant from time to time):
AutoNation, Inc.
200 SW 1st Avenue, Suite 1400
Fort Lauderdale, Florida 33301
Attention: Human Resources
Telecopy: (954) 769-xxxx

with a copy to:

AutoNation, Inc.
200 SW 1st Avenue, Suite 1600
Fort Lauderdale, Florida 33301
Attention: General Counsel
Telecopy: (954) 769-xxxx
13.Binding Effect. This Agreement shall not constitute a binding obligation of the Company or the Participant unless it is accepted by the Participant on the BOL System by the Acceptance Deadline. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to the Participant’s heirs, legatees, distributees and personal representatives. No handmarked or interlineated modifications shall constitute a part of this Agreement.
14.Conflict with Terms of the Plan. These Awards are subject to the terms of the Plan, which provisions are hereby incorporated herein as if fully set forth herein. In the event that any provision of this Agreement conflicts with any provision of the Plan and cannot reasonably be interpreted to be a clarification of such provision of the Plan or an exercise of the authority granted to the Plan’s administrator pursuant to the Plan, the provision of the Plan shall govern and be controlling.
15. 409A. This Agreement is intended to be exempt from, or to the extent subject thereto, comply with, the requirements of Section 409A of the Code, and shall in all respects be administered and interpreted in accordance with such intent. Notwithstanding anything to the contrary in this Agreement, to the extent necessary to avoid the imposition of any individual penalty tax and late interest charges imposed under Section 409A of the Code, such payment shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier).
16.Integration. This Agreement supersedes all prior agreements and understandings between the Participant and the Company, its Subsidiaries and its Affiliates relating to the grant of these Awards, whether oral or otherwise; provided, however, that this Agreement shall not supersede any agreement (including any employment agreement) with the Company, its Subsidiaries and its Affiliates or policy of the Company, its Subsidiaries and its Affiliates relating to confidentiality, no-solicitation, no-hire, non-competition, non-disparagement or recoupment of compensation, including but not limited to the Restrictive Covenants and Confidentiality Agreement previously entered into between the Company and the Participant; provided, further, that this Agreement shall not supersede any written employment agreement with the Participant relating to the treatment of this Award upon the Participant’s termination of employment, if applicable.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

By:

By:    AUTONATION, INC.

    Name:
    Title:

Schedule 1
Grant 1 — RSUs

Award:
Vesting:

Schedule 2
Grant 2 — PSUs

Award:
Vesting:

Schedule 3
Grant 3 — PSUs

Award:
Vesting: